RESTRICTED STOCK AGREEMENT
                           --------------------------


                                 PURSUANT TO THE
                               OSAGE FEDERAL BANK

                           2004 RESTRICTED STOCK PLAN
                           --------------------------

                           FOR OFFICERS AND EMPLOYEES

         This Agreement shall constitute an award of Restricted Stock ("Award") for a total of _____ shares of Common Stock of Osage Bancshares, Inc. (the "Corporation"), which is hereby granted to ________________________________ (the
"Participant") at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Osage Federal Bank 2004 Restricted Stock Plan (the "Plan") adopted by Osage Federal Bank (the"Bank") which is incorporated by reference herein, receipt of which is hereby acknowledged.

         1. Purchase Price. The purchase price for each share of Common Stock awarded by this Agreement is $0.00.

         2. Vesting of Plan Awards. The Award of such Common Stock shall be deemed non-forfeitable in accordance with the provisions of the Plan, provided the holder of such Award is an employee, director or director emeritus of the Bank as of such date, as follows:

                  (a)      Schedule of Vesting of Awards.

                                                                  Percentage of
                                                                  Total Shares
                                                                  Awarded Which
                                                                Are Exercisable/
               Date                               Options        Non-forfeitable
               ----                               -------        ---------------

Upon grant.................................          0                  0%
As of _________________....................         ____               20%
As of _________________....................         ____               40%
As of _________________....................         ____               60%
As of _________________....................         ____               80%
As of _________________....................         ____              100%

             (b) Restrictions on Awards. This Award may not be delivered to the recipient if the issuance of the Shares pursuant to the Award would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Participant's receipt of this Award, the Bank may require the person receiving this Award to make any representation and warranty to the Bank as may be required by any applicable law or regulation.

       3. Non-transferability of Award. This Award may not be transferred in any manner prior to such Award, or portion thereof, being deemed non-forfeitable. Notwithstanding anything

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herein or in the Plan to the contrary,  all Shares subject to an Award held by a
Participant whose employment or service with the Bank or the Corporation terminates due to death shall be deemed 100% earned and nonforfeitable as of the Participant's last date of employment or service with the Corporation or the Bank and shall be distributed as soon as practicable thereafter to the Beneficiary as set forth in accordance with the Plan.

       4. Other Restrictions on Award. This Award shall be subject to such other restrictions and limitations as are contained in the Plan or as determined by the Plan Committee administering such Plan. Such Award shall be immediately 100% vested upon death or Disability (as determined by the Plan Committee) of the Participant or upon a Change in Control of the Corporation or the Bank.


                                                 Osage Federal Bank



Date of Grant:                                    By:
                ------------------------             ---------------------------



Attest:



[SEAL]

PARTICIPANT ACKNOWLEDGEMENT



--------------------------------------------------------------------------------
PARTICIPANT                                           DATE


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